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                          STANDARD FORM OF LOFT LEASE
                    The Real Estate Board of New York, Inc.
                    (c)Copyright 1962, All Rights Reserved.
                  Reproduction in whole or in part prohibited.

Agreement of Lease, made as of this           day of March 1999, between
    Pennbus Realties, Inc. c/o Olmstead Properties, Inc.,
    575 Eighth Avenue, Suite 2400,
    New York, New York 10018
party of the first part, hereinafter referred to as Landlord OWNER, and

                  FORMAN INTERACTIVE CORP., with an address at
                      134 Fifth Avenue, New York, New York


                    party of the second part, hereinafter referred to as TENANT.

                      ------------------------------------

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner


                  The Entire rentable portion of the Eleventh (11th) Floor (the "Demised Premises")

in the building known as 575 Eighth Avenue (the "Building") in the Borough of Manhattan, City of New York, for the term of Ten (10) Years, Six and one-half (6 1/2) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Fifteenth day of March nineteen hundred and Ninety-Nine, and to end on the Thirtieth day of September Two Thousand and Nine and both dates inclusive, at an annual rental rate of See Clause 41 (a) (i)



which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first _____ monthly installment(s) on the execution hereof (unless this lease be a renewal).
     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:
     1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:
     2. Tenant shall use and occupy demised premises for GENERAL OFFICES provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:
     3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner which approval shall not be unreasonably withheld. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-govermental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be

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discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless, Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's rights there to and have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.
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Repairs:
     4. Owner shall maintain and repair the exterior of structure and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omissions, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin; Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice. Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licenses as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminuation of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with covenants of this or any other articles of this lease. Tenant agrees that Tenant's sole remedy at law in such instances will be by way of any action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:
     5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance
     6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter. Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violations, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use



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permitted under the leases. Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department. Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination. Tenant shall execute promptly any certificate that Owner may request.

Tenants's Liability Insurance Property Loss, Damage, Indemnity:

     8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause or willful act of whatsoever nature, unless caused by or due to the negligence or willful act of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts. Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not be unreasonably withheld.

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Destruction, Fire and Other Casualty:

     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth,
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have repaired and restored by Owner, subhject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty whichsoever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein. Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy, (c) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein refered to shall be deemed to include any loss or damage to the demised premises and/or any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both relessors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance, if, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

     10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

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Assignment, Mortgage, Etc.:

     11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that is shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or a majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from it; assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

     12. Rates and conditions in respect to submetering of rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing lenders to the building or the risers of wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

     13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and at, other reasonable times, and at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent which such work is in progress not to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours on reasonable notice, for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit any entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have not effect on this lease or Tenant's obligations hereunder.


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Vault, Vault Space, Area:

     14. No Vaults, vault space or area, whether or not reclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business. Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

         (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect as the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     17. (1) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or additional rent: Anything contained herein to the contrary notwithstanding. Owner shall give Tenant two five (5) day notices in any twelve consecutive month period of Tenant's failure to pay rent or Additional Rent; "or if this lease be rejected under ss.235 of Title 11 of the U.S. Code (bankruptcy code);" or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; then in any one or more of such events upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the aspiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omissions complained or shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had never been made, and Tenant hereby waives the service of source of intention; re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of an renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner; otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge higher rental than that in this lease, (c) Tenant or the legal representative of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's convenants herein contained, any deficiency between the rent hereby reserved and covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for prepaing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amounts of the deficiency for any month shall be prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting demised premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess. If any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in the lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

     19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If the Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

     20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number of designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem reasonably necessary for the security of the building and its occupants.


No Representations by Owner:

     21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharges or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

     22. Upon the expiration or other termination of the term of this lease. Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject nevertheless, to the terms and condtions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

     24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extent the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to continue "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

     25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than an account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in his lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

     26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

     27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly by war or other emergency.

Bills and Notices:

     28. Except as otherwise in this lease provided, a bill statement, notice of communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered, in writing, or sent by registered or certified mail or recognized overnight courier, next day service addressed to Tenant at the building of which the demised premises form a part and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant. Any notice by Tenant to Owner must be served by registered or certified mail shall be addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

    29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purpose (of which fact Tenant constitutes Owner to be the the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, an additional rent, on the first day of each month, ____% ($100.00) of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease. Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

     30. Anything elsewhere in this lease to the contrary so notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modification, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes modifications, alterations and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $100.00, on the first day of each month during the term of the lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

     31. Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.: (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.;
(c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay to Owner the cost of removal of any to Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electricsystems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies annually operated elevator services, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security:

         32. Tenant has deposited with Owner the sum of $88,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall transfer the security to the vender or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. See Articles 79 and 83 hereof.

Captions:

         33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

         34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgages in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so-expressed or expressed in monthly installments, and "additional rent," "Additional rent" means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Whenever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavations Shoring:

         35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

         36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe, and comply with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additions, Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be fact and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

         37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenants when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificates:

         38. Tenant, at any time, and from time to time, open at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board Listing:

         39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assignee:

         40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF.

         In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


Witness for Owner:                           PENNBUS REALTIES, INC.   CORP. SEAL
                                             ------------------------

                                              /s/  [illegible]
------------------------------               --------------------------- [L.S.]
                                               Vice President
                                                                        CORP.
Witness for Tenant:                          FORMAN INTERACTIVE CORP.   SEAL
                                             ------------------------


------------------------------               --------------------------- [L.S.]



                                             By: /s/ [illegible]
                                             --------------------------------
                                                 President








                                ACKNOWLEDGMENTS


CORPORATE TENANT                                                                INDIVIDUAL TENANT
STATE OF NEW YORK,       ss.                                                    STATE OF NEW YORK,       ss.
County of                                                                       County of

      On this         day of              , 19        , before me                     On this         day of              , 19
personally came           .                                                       , before me personally came           .

to me known, who being by me duly sworn, did depose and say that he resides     To me known and known to me to be the individual
in                                                                              described in and who, as TENANT, executed the
                                                                                foregoing instrument and acknowledged to me that
that he is the                      of                                                                         he executed the same.

the corporation described is and which executed the foregoing instrument, as                    -------------------------------
TENANT: that he knows the seal of said corporation: that the seal affixed to said instruments is such corporate seal that it was so affixed by the Board of
Directors of said corporation, and that he signed his name thereto by like order.

                      ------------------------------------

                            IMPORTANT -- PLEASE READ

                      RULES AND REGULATIONS ATTACHED TO AND
                           MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 36.


     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose either than for [Illegible] or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other then those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expenses of any breakage, storage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building: and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reasons of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

     5. No sign, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenent on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visable from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style reasonably acceptable to Owner.

     6. No boring, cutting or stringing of wires shall be permitted, exept with the prior written consent of Owner and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used as [illegible] of builder's deadening felt shall be first affixed to the floor, by a [illegible] other material, solubable in water, the use of cement or other similar adhesive matters being expressly prohibited.

     7. Each Tenant must, upon the termination of his Tenancy,return to Owner all keys of stairs, offices and toilet rooms, either furnished to, otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

     9. No Tenant shall obtain for use upon the demised premises for, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing solicitiong and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Owner reserves the right to exclude from the building between the hours of 6 p.m. and 8 a.m. on business days, after 1 p.m. on Saturdays, and at all hours on Sundays and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00am to 6: p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

     11. Owner shall have the rights to prohibit any advertising by any Tenant which in the Owner's reasonable opinion, leads to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refraim from or discontinue such advertising.

     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, conbustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processess, or any unusual or other objectionable odors to permeate in or enamates from the demised premises.

     13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

                      Address   575 Eighth Avenue
                      Premises  Entire Eleventh (11th) Floor
             ============================================================

                            PENNBUS REALTIES, INC.

                                       TO

                             FORMAN INSTITUTE CORP.
             ============================================================

                                STANDARD FORM OF
                                   LOFT LEASE

                     The Real Estate Board of New York, Inc.
                     (C)Copyright 1994. All rights Reserved.
                  Reproduction in whole or in part prohibited.


             ============================================================


             Dated  March 1999.

             Rent Per Year  See Clause 41(a)(i)



             Rent Per Month See Clause 41(a)(i)





             Term Ten (10) Years, Six and one half (6-1/2) months From March 15, 1999 half (6-1/2)
             To    September 30, 2009 months


             Drawn by _______________________ Checked by_________________

             Entered by _____________________ Approved by________________

             ============================================================

RIDER AGREEMENT:

To be attached to and form a part of:

LEASE dated January, 1999 Premises Entire 11th Floor at 575 Eighth Avenue Between PENNBUS REALTIES, INC., c/o Olmstead Properties, Inc. as Landlord and FORMAN INTERACTIVE CORP. as Tenant

At the commencement of the term hereof electric current shall be supplied to Tenant at the demised premises in accordance with the provisions of clause A or B or F of this Article, subject to the other terms and conditions of this Article and lease. A. Submetering -- If electric current be supplied by Landlord, at Landlord's option, pursuant to this clause, Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent, at charges, taxes, terms and rates set by Landlord from time to time but, except as hereinafter set forth, nor more than those specified in Service Classification No. 4 on September 7, 1970, that being the date immediately prior to which the rates of Consolidated Edison Company of New York, Inc. were adjusted and consolidated with respect to redistribution of electric current to commercial buildings. Such charges, taxes, terms and rates may be revised by Landlord, at its option, from time to time, in the same proportion as any increases after the aforesaid date in the charges, taxes, terms or rates to Landlord in connection with the supply of electric current to the building of which the demised premises are a part (hereinafter referred to as the "building"). When more than one meter measures the electrical service to the demised premises, the service rendered through each meter shall be separately computed and billed in accordance with the charges, taxes, terms and rates stated herein. Bills shall be rendered at such times as Landlord may elect and, commencing on the earlier of (i) Tenant's occupancy of all or any portion of the demised premises, or (ii) the commencement date of the term of this lease, the amounts as computed from meter readings shall be deemed to be, and be paid as, additional rent without set-off or deduction. B. Rent Inclusion -- If electric current be supplied by Landlord, at Landlord's option, pursuant to this clause, Tenant covenants and agrees to have it supplied to Tenant at the demise premises based on the method of including the use thereof within the annual rent and the annual rent reserved herein shall be increased as hereinafter set forth, in consideration of Landlord supplying electric current as an additional service as hereinafter provided. At any time after Tenant is in possession of the demised premises, a reputable electrical consultant selected by Landlord shall (but, if this lease be a renewal or shall subsequently be extended, or if an electric rent inclusion modification agreement is being executed in connection with this lease, Landlord shall have the option, but not the obligation to) make a survey of the electrical equipment, usage and powerload to ascertain the electric current consumption and demand in the demised premises on an annual basis, and calculate the annual rent increase resulting therefrom utilizing charges, taxes, terms and rates as set by Landlord from time to time, but, except as hereinafter set forth not more than those specified in Service Classification No. 2 on September 7, 1970, that being the date immediately prior to which the rates of Consolidated Edison Company of New York, Inc. were adjusted and consolidated with respect to redistribution of electric current to commercial buildings. Such charges, taxes, terms and rates may be revised by Landlord, at its option, from time to time, in the same proportion as any increases after the aforesaid date in the charges, taxes, terms or rates to Landlord in connection with the supply of electric current to the building. Following the making of any such survey, the parties shall execute an agreement prepared by Landlord amending this lease and setting forth the increase in annual rent calculated as aforesaid, as of the date of the commencement of the furnishing of electric current to the demised premises pursuant to this clause B, but such increase shall be effective from that date even if such agreement is not executed. Notwithstanding the foregoing, (i) if this lease be a renewal, or shall subsequently be extended, in no event shall the amount payable by Tenant in consideration of Landlord supplying electric current be less than the amount by which the annual rent last payable by Tenant under its prior lease, or this lease, was last increased in consideration of Landlord supplying electric current to the demised premises, and (ii) if an electric rent inclusion modification agreement is being executed in connection with this lease, in no event shall the increase in the annual rent reserved herein be less than the increase in annual rent as set forth therein. Landlord, its agent or consultant, is given the right to make surveys, from time to time, in the demised premises covering the electric equipment and use of electric current. If, after the date of such initial survey (or if subdivision "(i)" or "(ii)" above is applicable, after the date on which the annual rent payable by Tenant was last increased in consideration of Landlord supplying electric current to the demised premises) there are any additions to or increases in (i) the equipment or usage in the demised premises, or (ii) in the charges, terms and/or rates to Landlord by the public utility corporation supplying electric current to the building, or (iii) in any taxes thereon which Landlord is obligated to pay, or (iv) if Tenant shall regularly remain open for business other than during those hours incorporated in any prior electric survey, then, and in any such instance or instances, the annual rent reserved herein shall be further increased in accordance with the provisions of this Article to reflect such additions, increases or additional use as of the effective date thereof. If Landlord and Tenant cannot agree on the amount of any such increase, as hereinbefore described, the same shall be determined by a reputable electric consultant selected by Landlord and paid equally by both parties. The parties shall then execute an agreement prepared by Landlord amending this lease and setting forth the new annual rent resulting from such increase and confirming the effective date thereof, but such increase shall be effective from such date even if such agreement is not executed. C. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the demised premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters and similar small office machines using comparable electric current) to the building's electric distribution system nor make any alteration or addition to the electric system of the demised premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord, and all costs and expenses in connection therewith, including, without limitation, those for filing and supervision, shall be paid by Tenant upon Landlord's demand, as additional rent, without setoff or deduction. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the annual rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, to wit: the potential additional electric current to be made available to Tenant based upon the estimated initial total capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree on the amount of such annual rent increase, the same shall be determined by a reputable electrical consultant, to be selected by Landlord an paid equally by both parties. The parties shall then execute an agreement prepared by Landlord amending this lease setting forth the new annual rent resulting from such increase and confirming the effective date thereof, but such increase shall be effective from such date even if such agreement is not executed. D. In all matters relating to an annual rent increase and additional rent pursuant to this Article the findings of the electrical consultant selected by Landlord shall be conclusive and binding upon the parties. E. Landlord reserves the right to discontinue furnishing electric current to Tenant in the demised premises at any time upon not less than thirty (30) days' notice to Tenant. F. If Landlord, at Landlord's option, (i) exercises such right of discontinuance as provided in clause E, or (ii) requires Tenant to initially obtain its electric current directly from the public utility corporation supplying electric current to the building, this lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, or the commencement of direct usage, as the case may be, Landlord shall not be obligated to furnish electric current to Tenant and except that, if Landlord shall have been furnishing electric current on a rent inclusion basis, from and after the effective date of such discontinuance, the annual rent payable under this lease shall be reduced by an amount equal to the aggregate amount of all increases of the annual rent reserved herein pursuant to clause B of this Article. In either aforesaid event. If Landlord is not to furnish electric current to Tenant, Tenant shall arrange to obtain electric current directly from the public utility corporation supplying electric current to the building; and in any event, all risers, equipment and other facilities which may be required for Tenant to obtain electric current directly from such public utility corporation shall, at Tenant's expense, payable to Landlord upon demand, as additional rent, without set-off or deduction, be installed by Landlord, if in Landlord's judgment the same are necessary and will not cause damage or injury to the building or any part thereof or create a hazardous condition or entail excessive alterations, repairs or expense or interfere with or disturb any other building tenants or occupants; and in any event, any such installation shall be maintained by Tenant, at its expense, and shall be subject to such conditions as Landlord and/or the public utility corporation may require. If Landlord shall not furnish electric current to Tenant, it shall not be liable to Tenant therefor and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. G. If any taxes or charges are or shall be imposed upon Landlord or its agent in connection with the sale or resale of electrical energy to Tenant, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes or charges shall be passed on to Tenant and paid by Tenant to Landlord or its agent upon demand, as additional rent, without set-off or deduction. At all times during the term of this lease Tenant will comply with all present and future General Rules, Regulations, Terms and Conditions applicable to service equipment, wiring and Requirements in accordance with the regulations of the public utility corporation supplying electric current to the building. I. Tenant covenants and agrees that at no time will the connected electrical load for any one full or partial floor of the demised premises exceed 6 watts per square foot of usable area unless the rent has been increased pursuant to this Article to reflect the additional load. J. It is agreed that Landlord, from time to time, may change the method of supplying electric current to Tenant at the demised premises in any manner referred to in this lease or otherwise, provided that in so doing Landlord shall comply with all applicable laws.

Notwithstanding anything to the contrary herein, Tenant shall be charged for electricity consumed by it for the demised premises based upon submeter readings applied to the then current Service Classification, billed by the Utility Company servicing the property, which is commensurable with Tenant's level of usage, (including all taxes, charges, terms, rates and other fees associated with landlord providing electrical service) plus twelve and one-half percent (12.5%). Such taxes, charges, terms and rates may be revised by the Utility Company servicing the building, from time to time, and any changes after the aforesaid date in the taxes, charges, terms and rates to Landlord in connection with the supply of electric current to the Building of which the demised premises are a part, will be used in the calculation of the Tenant billing.

Anything contained herein to the contrary notwithstanding, in no event shall Landlord discontinue furnishing electric service to the Demised Premises unless Landlord elects to do so to substantially all of the tenants in the Building. Furthermore, as long as Tenant is proceeding diligently and in good faith to obtain alternative electric service, Landlord shall not discontinue electric service to the Demised Premises until such time as Tenant is receiving alternative electric. To the extent the Building's risers, equipment and other facilities are necessary and available for Tenant's use, Landlord shall make same available to Tenant.


[FLOOR PLAN]

[graphic omitted]

ADDITIONAL CLAUSES attached to and forming a part of Lease dated March 11, 1999 between PENNBUS REALTIES, INC., Landlord, c/o OLMSTEAD PROPERTIES, INC., Suite 2400, 575 Eighth Avenue, New York, NY 10018 and FOREMAN INTERACTIVE CORP., Tenant.

41. BASIC PROVISIONS AND DEFINITIONS: This Article is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects, the following terms, whenever used in this Lease, shall have the meanings set forth in this Article, and only such meanings unless expressly contradicted, limited or expanded elsewhere in this Lease.

     (a) RENTAL: The payment reserved under this Lease for the term hereof shall be and consist of the aggregate of:

         (i) Minimum Rent, which shall be $160,000.00 per annum ($13,333.33 per month) from March 15, 1999 to and including September 30, 2000; $164,800.00 per annum ($13,733.33 per month) from October 1, 2000 to and including September 30, 2001; $169,744.00 per annum ($14,145.33 per month) from October 1, 2001 to and including September 30, 2002; $174,836.32 per annum ($14,569.69 per month) from October 1, 2002 to and including September 30, 2003; $180,081.41 per annum ($15,006.78 per month) from October 1, 2003 to and including September 30, 2004; $195,483.85 per annum ($16,290.32 per month) from October 1, 2004 to and including September 30, 2005; $201,348.37 per annum ($16,779.03 per month) from October 1, 2005 to and including September 30, 2006; $207,388.82 per annum ($17,282.40 per month) from October 1, 2006 to and including September 30, 2007; $213,610.48 per annum ($17,800.87 per month) from October 1, 2007 to and including September 30, 2008; and $22,018.80 per annum ($18,334.90 per month) from October 1, 2008 to and including September 30, 2009.

         (ii) Additional Rent consisting of all such other sums of money shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as a default in payment of Minimum Rent).

     (b) BASE TAX shall mean Taxes, as finally determined, for the fiscal period of July 1, 1999 through June 30, 2000.

TENANT'S SHARE shall be 5.00%. The Tenant's Share shall be adjusted proportionately in accordance with an increase or decrease in the gross leasable area of the Building resulting from casualty or construction.

     (c) INTENTIONALLY OMITTED.

     (d) INTENTIONALLY OMITTED.

     (e) INTENTIONALLY OMITTED.

     (g) BROKER shall mean Julien J. Studley, Inc.

     (h) USE shall mean General Offices.

42. AS-IS POSSESSION: Tenant acknowledges that neither Landlord, nor any agent of Landlord, has made any representations or promises with regard to the Demised Premises for the term herein demised except as may otherwise be expressly provided herein. The taking of possession of the Demised Premises by Tenant for the term herein demised shall be conclusive evidence as against Tenant that Tenant accepts the same "as-is" and that the Demised Premises were in good and satisfactory condition at the time such possession was taken. Except for "Landlord's Work" (if any) as provided in Exhibit "A" annexed hereto Landlord shall not be obligated to make any repairs, alterations, improvements or additions to the Demised Premises for Tenant's initial occupancy.

43. USE: (A) Subject to and in accordance with the rules, regulations, laws, ordinances, statutory limitations and requirements of all governmental authorities and the fire insurance rating organization and board of fire underwriters and any similar bodies having jurisdiction thereof, Tenant covenants and agrees that it shall use the Demised Premises solely for the use as provided in Article 41(h), but for no other purpose.

          (B) Tenant agrees that Landlord shall have the right to prohibit the use of the Demised Premises by Tenant for any method of operation Landlord reasonably deems detrimental to the operation or reputation of the Building and upon notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities.

44. TENANT'S INSTALLATIONS: All work necessary or desirable to make the Demised Premises suitable for Tenant's use and occupancy (other than Landlord's Work) shall be performed by Tenant at Tenant's own cost and expense (hereinafter called "Tenant's Work"). Tenant's Work to be performed by Tenant in the Demised Premises shall be subject to the following conditions:

          (A) Tenant shall comply with all of the laws, orders, rules and regulations of all governmental authorities, and of the fire insurance rating organization having jurisdiction thereof, and the local board of fire underwriters, or any similar body, and Tenant shall have procured and paid for, so far as the same may be required, all governmental permits and authorizations;

          (B) Prior to commencing Tenant's Work, all plans and specifications therefor shall be submitted to Landlord for Landlord's prior written approval. Except for Tenant's Work in connection with its initial occupancy of the Demised Premises, if, in connection with determining whether or not to approve Tenant's plans and specifications Landlord incurs architectural, engineering or other professional fees, Tenant shall pay such reasonable fees as additional rent within ten days of submission of such bills to Tenant;

          (C) Prior to commencing Tenant's Work, Tenant shall at its own cost and expense deliver to Landlord an endorsement of Tenant's and Tenant's contractor's policy of commercial general liability insurance referred to in
Article 52 of this Lease, covering the risk during the course of performance of Tenant's Work, together with proof of payment of such endorsement, which policy as endorsed shall protect Landlord and its managing agent in the same amounts against any claims or liability arising out of Tenant's Work, and Tenant or Tenant's contractors shall obtain workers' compensation insurance to cover all persons engaged in Tenant's Work and liability insurance covering Tenant's Work in the Demised Premises in the amounts of $1,000,000 in respect of property damage and $1,000,000 in respect of any one person, not less than $2,000,000 in respect of any one occurrence, and a certificate thereof shall be furnished to the Landlord before commencement of any work by any contractor, subcontractor, their agents, servants or employees. Tenant's contractor shall name Landlord, its managing agent and any other party as Landlord may request as additional insureds under said insurance policies;

          (D) All of Tenant's Work shall be done in such a manner so as not to materially interfere with, delay, or impose any additional expense upon Landlord in the maintenance of the Building. In no event shall Landlord be required to consent to any Tenant's Work which would physically affect any part of the Building outside of the Demised Premises or would, in Landlord's sole judgment, affect the proper functioning of any of the mechanical, electrical, sanitary or other systems of the Building. Anything contained herein to the contrary notwithstanding, Landlord shall not unreasonably withhold its consent to:
Tenant's installation of duct work for its air conditioning; the installation of bathrooms and a kitchen in the places indicated on the plan annexed hereto using existing roughing; distribution of electricity from the submeter throughout the Demised Premises in compliance with law.

          (E) Subject to the provisions of Articles 51 and 9 hereof, Tenant shall make all repairs to the Demised Premises necessitated by Tenant's Work permitted hereunder, and shall keep and maintain in good order and condition all of the installations in connection with Tenant's Work, and shall make all necessary replacements thereto.

          (F) Prior to commencing Tenant's Work, Tenant shall deliver to Landlord the names and addresses of Tenant's general contractor. Tenant, at its sole cost and expense, shall procure written waivers of the right to file mechanic's liens executed by its general contractor simultaneously with payment for the labor performed or materials furnished has been made to its general contractor. Tenant shall also procure written releases of lien executed by its general contractors simultaneously upon payment in full for the labor performed or materials furnished by its general contractor. Any failure or refusal on the part of Tenant to comply with the foregoing shall be deemed a default under this Lease.

45. ELECTRICITY: Electricity shall be supplied to Tenant in accordance with the provisions of paragraph A of Rider A annexed hereto.

46.  TAX ESCALATION: (A) As used in this Lease:

                  (i) "Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and/or the land on which the Building is situated (the "Land") by any governmental bodies or authorities. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed and imposed (a) a tax, assessment, levy or otherwise on the rents received therefrom, or (b) a license fee measured by the rent payable by Tenant to Landlord, or (c) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purpose hereof.

                  (ii) "Tax Year" shall mean the fiscal year commencing on July 1 and ending on June 30 (or such other period as hereafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

              (B) (i)   If the Taxes for any Tax Year during the term hereof
shall be more than the Base Tax, Tenant shall pay as Additional Rent for such Tax Year an amount equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (the amount payable by Tenant is hereinafter called the "Tax Payment"). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this Lease. The Tax Payment shall be payable by Tenant within thirty
(30) days after receipt of a demand from Landlord therefor. In addition to and supplementing the foregoing, Landlord may estimate the amount of the Tax Payment which will be due from Tenant to Landlord and notify Tenant of the amount so estimated. Thereupon, Tenant shall pay the amount so estimated to Landlord, in equal monthly installments, in advance, on the first day of each calendar month during the applicable Tax Year. Within sixty (60) days after the end of each Tax Year, Landlord shall deliver a copy to Tenant of all tax bills for such Tax Year, together with a statement showing the amount of Tenant's Tax Payment. If the amount of such monthly payments paid by Tenant exceeds the actual amount due, the overpayment shall be credited on Tenant's next succeeding payment or, during the last year of the term, Landlord will refund such excess to Tenant within thirty (30) days following the expiration of the term, if Tenant is not in default hereunder. If the amount of such monthly payments paid by Tenant shall be less than the actual amount due, then Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within thirty (30) days after demand from Landlord. Landlord shall pay Taxes to the Taxing Authority as same become due.

                  (ii) In the event the Base Tax is reduced as a result of an appropriate proceeding, Landlord shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder, and Tenant agrees to pay the amount of said adjustment on the next rental installments day immediately following receipt of a rent statement from Landlord setting forth the amount of said adjustment.

              (C) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and the Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of increases, Landlord shall after deducting its reasonable expenses, including attorneys' fees and disbursements in connection therewith, return Tenant's Share of such rebate to Tenant. Tenant's right to the return of Tenant's Share of such rebate shall survive the expiration or sooner termination of the Lease term for a period of two (2) years.

              (D) With respect to any period at the expiration of the term of this Lease which shall constitute a partial Tax Year, Landlord's statement shall apportion the amount of the Additional Rent due hereunder. The obligation of Tenant in respect to such Additional Rent applicable for the last year of the term of this Lease or part thereof shall survive the expiration or sooner termination of the term of this Lease for a period of two years.

              (E) Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax-exempt status or for any other reason whatsoever.

              (F) In no event will Taxes include income, franchise, estate inheritance transfer or gains taxes.

47.  INTENTIONALLY OMITTED.

48.  INTENTIONALLY OMITTED.

49. NON-WAIVER AND SURVIVAL OF ADDITIONAL RENT OBLIGATIONS: Landlord's failure during the Lease term to prepare and deliver any of the tax bills, statements, notices or bills set forth in Article 46, 47 and 48 or Landlord's failure to make a demand shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent which may have become due during the term of this Lease. Tenant's liability for the amounts due under Article 46, 47 and 48 shall survive the expiration or sooner termination of the Lease term for a period of two (2) years.

50. ADDENDUM TO ARTICLE 6 (COMPLIANCE WITH LAWS): Supplementing the provisions of Article 6 hereof, Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Demised Premises or the use or occupation thereof. Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense) or the Building arising out of Tenant's use or manner of use of the Demised Premises, or Tenant's construction, installation or alteration therein (in which event, notwithstanding anything herein to the contrary, Landlord shall effect such compliance but Tenant shall promptly pay to Landlord Tenant's Share of the cost thereof).

51. WAIVER OF SUBROGATION: Each party hereby releases the other party (which term as used in this Article includes the shareholders, principals, partners, members, assignees, sublessees, employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any fire and/or extended coverage insurance policies, which the releasor carries with respect to the Demised Premises or Building, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said fire and/or extended coverage insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies, or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies aforesaid will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the party for whose benefit the clause or endorsement is obtained shall pay such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other of the extra cost, and the other party at its election may pay the same, but shall not be obligated to do so.

52. INDEMNITY-LIABILITY INSURANCE: (A) Subject to the provisions of Article 51 hereof, Tenant covenants and agrees to indemnify and save Landlord, its managing agent and its principals, disclosed or undisclosed, harmless from and against any and all claims, losses, damages or expenses (including reasonable attorneys' fees) or other liability arising during the term of this Lease out of or in connection with (i) the construction, possession, use, occupancy, management, repair, maintenance or control by Tenant, its agents, employees, and contractors of the Demised Premises or any part thereof or any other part of the Building used by Tenant, or (ii) any act or omission of Tenant or Tenant's agents, employees, contractors, concessionaires, licensees, invitees, subtenants or assignees, or
(iii) any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) any injury to person or property or loss of life sustained in or about the Demised Premises or any part thereof, except such claims found to be the result of the negligence or willful acts of Landlord, its agents, employees or contractors. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord in connection with any such claims, and Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be made or entered against Landlord, its managing agent, its principals, disclosed or undisclosed, with respect to, or in connection with, any of the foregoing the comprehensive general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Article and/or as provided in this Lease if such coverage is available at commercially reasonable rates.

              (B) Tenant covenants to provide on or before the Commencement Date of the term hereof and to keep in force during the term hereof for the benefit of Landlord, its managing agent and Tenant a comprehensive policy of liability insurance protecting Landlord, its managing agent and Tenant (and any other parties as Landlord shall designate to be added as insured parties) against liability occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies licensed to do business in the State of New York and reasonably satisfactory to Landlord. The policy shall be a comprehensive
General Liability type and extended to include personal injury liability and fire legal liability with the amounts of liability thereunder not less than $1,000,000.00 in respect of any one person, not less than $2,000,000.00 in respect of any one accident, and not less than $500,000.00 in respect of property damages. In addition, Tenant will, at Tenant's expense, maintain (i) workers' compensation insurance within statutory limits covering all employees of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant, and Tenant shall have its contractors maintain such coverage with respect to the employee of contractor; (ii) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all fixtures and decorations and Tenant's improvements in the Demised Premises; and (iii) rent insurance covering those risks referred to in (ii) above in an amount equal to all Minimum Rent and Additional Rent payable under this Lease for a period of twelve (12) months commencing with the date of loss. Prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate or original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be canceled or modified except upon ten
(10) days' written notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. The minimum limits of insurance described above shall be subject to increase at any time, and from time to time, after the third anniversary of the commencement date, and no more often than once every two years if Landlord shall reasonably deem same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of compliance with such demand.

53. TENANT'S CERTIFICATE: Each party shall, without charge at any time and from time to time, within ten (10) days after request by the other party, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgage or purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, assignee, sublessee or any other person, firm or corporation specified by the requesting party:

              (A) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

         (B) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

         (C) the dates, if any, to which the rental and other charges hereunder have been paid in advance; and

         (D) Such other information as may reasonably be requested.

54. EXCULPATORY CLAUSE: If Landlord shall be an individual, joint venture, tenancy-in-common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities, or a corporation, Tenant shall look only to such Landlord's estate and property in the Building and, where expressly so provided in this Lease, to offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any of the principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

55. BROKER: Landlord and Tenant each covenant, warrant and represent to the other that there was no broker instrumental in consummating this Lease and no conversations or negotiations were had with any broker other than broker concerning the renting of the Demises Premises. Tenant agrees to indemnify, defend and hold and save Landlord harmless against any and all liability from any claims of any Broker other than Broker who claims to have dealt with Tenant (including, without limitation, the cost of counsel fees in connection with the defense of any such claims in connection with the renting of the Demised Premises). Based upon such representation, Landlord has agreed to enter into this leasing agreement with Tenant and shall be responsible for payment of any commission due Broker pursuant to a separate agreement.

56. CONFLICT OF TERMS: In the event any term, covenant, condition or agreement contained in this rider to the Lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this Lease, then the parties agree that the rider provision shall prevail.

57. TENANT'S REMEDIES: With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

58. TENANT'S OPERATING OBLIGATIONS: Tenant covenants and agrees that during the term of this Lease:

         (A) If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

         (B) Tenant shall maintain any sanitary lines within the Demised Premises and shall not misuse plumbing facilities or dispose of any foreign substance therein. Tenant shall not permit any food, waste, or other foreign substances to be thrown or drawn into the pipes. Tenant shall maintain the plumbing that it installs in good order, repair and condition, and repair any damage resulting from any violation of this Paragraph. Tenant shall make any repairs to the other plumbing in the Building, if damage results from Tenant's improper use of such plumbing.

         (C) To the extent such service is reasonably necessary, Tenant will retain a licensed professional exterminating service which will service the Demised Premises throughout the term so as to keep the Demised Premises free of vermin.

         (D) If required by law, or the Fire Insurance Rating Organization, Tenant shall install chemical extinguishing devices approved by the Fire Insurance Rating Organization and shall keep such devices under service as required by such organization. If gas is used in the Demised Premises, Tenant shall install gas cutoff devices (manual and automatic).

         (E) Tenant will not encumber or obstruct or permit to be encumbered or obstructed any hallway, service elevator, stairway or passageway in the Building.

         (F) Tenant covenants and agrees that throughout the term, it shall not suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Demised Premises, or any machine or other installation therein, or otherwise suffer, allow or permit any such obnoxious vibration, noise, odor or other undesirable effect to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord, or other tenants, occupants, customers, agents, or invitees or any others lawfully in or upon the Building and upon Landlord's notice, Tenant shall within five (5) days thereof remove or control the same, and if any such condition is not so remedied, then Landlord may, at its discretion, either; (i) cure such condition and add any cost and expense incurred by Landlord therefor to the next installment of rent due under this Lease, and Tenant shall then pay said amount, as Additional Rent hereunder; or (ii) treat such failure on the part of Tenant to remedy such condition as a material default of this Lease on the part of Tenant hereunder, entitling Landlord to any of its remedies pursuant to the terms of this Lease.

         (G) Tenant shall not subject any fixtures or equipment in or on the Demised Premises which are affixed to the realty, to any mortgage, liens, conditions, sales agreements, security interests or encumbrances.

         (H) Tenant shall not perform any act or carry on any practice which may damage, mar or deface the Demised Premises or any other part of the Building.

         (I) Tenant shall not permit window cleaning or other exterior maintenance and janitorial services in and for the Demised Premises to be performed except by such person(s) as shall be approved by Landlord, and except during reasonable hours designated for such purposes by Landlord.

         (J) Tenant shall not install, operate or maintain in the Demised Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation, as determined by Landlord, in light of the overall system and requirements therefor in the Building, or which does not bear underwriters' approval.

         (K) Tenant shall not use or occupy the Demised Premises for any purpose calculated to injure the reputation of the Demised Premises, and/or the Building or of the neighborhood in which the same are located or to, presently or in the future, impair the value of the Demised Premises and/or the Building.

         (L) Tenant shall not permit any business to be operated in or from the Demised Premises by any concessionaire or licensee without the prior written consent of Landlord in each instance.

         (M) Except for a microwave oven and coffeemaker, there shall be no cooking or food preparation whatsoever in the Demised Premises.

59. LABOR REGULATIONS: Tenant covenants and agrees that prior to and throughout the demised term in connection with Tenant's Work or any other installation, construction or improvements in or the to the Demised Premises, and the maintenance and repair thereof, it shall not take any action which would violate Landlord's union contract, if any, affecting the Building, nor create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant in the Building or with the rights and privileges of any person(s) lawfully in the Building, nor cause any impairment or reduction of the good name of the Building. Any default by Tenant under this Article shall be deemed a material default entitling Landlord to exercise any or all of the remedies as provided in this Lease subject to the notice provisions provided in Article 17 hereof.

60. INTENTIONALLY OMITTED.

61. ADDENDUM TO ARTICLE 22 (END OF TERM): If Tenant shall default in surrendering the Demised Premises upon the expiration or termination of the term, Tenant's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month to month or from year to year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, except the Minimum Rent shall be twice the amount payable in the last year of the term, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over. In the event Landlord shall commence proceedings to dispossess Tenant by reason of Tenant's default, Tenant shall pay, in addition to costs and disbursements, minimum legal fees of $500.00 for each proceeding as Additional Rent hereunder.

62. ADDENDUM TO ARTICLE 18 (LANDLORD'S REMEDIES): Should Tenant fail to pay within five (5) days after same becomes due any installment of Minimum Rent, Additional Rent, or any other sum payable to Landlord under the terms of this Lease, then interest shall accrue from and after the date on which any such sum shall be due and payable, and such interest, together with a late charge of five cents for each dollar overdue to cover the extra expense involved in handling such delinquency shall be paid by Tenant to Landlord at the time of payment of the delinquent sum. If Tenant shall issue a check to Landlord which is returnable unpaid for any reason, Tenant shall pay Landlord an additional charge of $100.00 for Landlord's expenses in connection therewith. If Tenant shall be late in making any payment due under this Lease more than three (3) times in any Lease Year, Landlord shall be entitled to demand from Tenant and Tenant agrees to tender to Landlord additional security in the amount of one month's current Minimum Rent to be held in accordance with the terms of Article 32 hereof.

63. INTEREST: Whenever this Lease refers to "interest" (except in relation to Tenant's security deposit), same shall be computed at a rate equal to the "Prime Rate" (as hereinafter defined) plus three (3%) percent except where otherwise in this Lease a different rate is specifically set forth. If, however, payment of interest at any such rate by Tenant (or by the tenant then in possession having succeeded to Tenant's interest in accordance with the terms of this Lease) should be unlawful, i.e., violative of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party. "Prime Rate" shall mean the rate being reported at the time in question by The Wall Street Journal.

64. ARBITRATION: Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy. All such controversies shall be settled by decision of the Chairman of the Real Estate Board of New York, Inc. whose decision shall be final and conclusive upon the parties hereto and a judgment may be obtained thereon in any court having jurisdiction in accordance with the procedural rules then obtaining of the Real Estate Board of New York, Inc. or any successor thereto. The arbitrator or arbitrators may grant injunctions or other relief in such controversies or claims. The parties agree that the unsuccessful party shall pay the entire cost and expense of such arbitration, and each shall separately pay for its own attorneys' fees and expenses.

65. ENTIRE AGREEMENT: No earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by writing subscribed by all of the parties hereto.

66. SAVINGS PROVISION: If any provision of this Lease or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

67. LEASE NOT BINDING UNLESS EXECUTED: Submission by Landlord of the within Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

68. MECHANIC'S LIENS: (A) Notwithstanding anything to the contrary contained in this Lease, Tenant, its successors and assigns, warrant and guarantee to Landlord, its successors and assigns, that if any mechanic's lien shall be filed against the Building of which the Demised Premises forms a part, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (i) the same shall be discharged by Tenant, by either payment, by bond or otherwise, at the sole cost and expense of Tenant, within thirty (30) days of the giving of notice thereof by Landlord, (ii) either a release or a satisfaction of lien, as the case may be or other appropriate evidence of bonding, shall be filed with the County Clerk of the county in which the Building is situated within such thirty (30) day period, and (iii) a copy of such release or satisfaction, as the case may be, certified to by such County Clerk shall be delivered to Landlord within three (3) days after such filing.

         (B) In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment, bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant shall promptly reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including, without limitation, legal fees, incurred in connection with so discharging said mechanic's lien, together with interest thereon from the time or times of payment until reimbursement by Tenant.

         (C) In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord, in addition to all other rights granted to Landlord in this Lease and without limitation, may institute a dispossess summary proceeding based upon such failure to discharge any such lien. In the event Tenant fails to deliver to Landlord the certified copy of the release or satisfaction required hereunder within the time period provided for the delivery thereof to Landlord, Landlord shall have the right to assume that such mechanic's lien has not been discharged and Landlord shall have all of the rights and remedies provided for herein based upon Tenant's failure to discharge any such lien.

         (D) It is further expressly understood and agreed between the parties hereto that Landlord may expend all or a portion of the security deposit made by Tenant hereunder toward discharging any such mechanic's lien and the cost, expenses, fees and disbursements, including, without limitation, legal fees, in connection therewith. Upon notification by Landlord of the application of all or a portion of the security deposited by Tenant, Tenant shall, within ten (10) days after receipt of said notice, restore the security deposit to such amount held by Landlord prior to Landlord's application thereof. Tenant's failure to do so within said ten (10) day period shall constitute a material default under this Lease.

69. LANDLORD'S CONSENT: If Tenant requests Landlord's consent or approval to alterations, assignment, subletting or any other matter or thing requiring Landlord's consent or approval under this Lease (except in connection with the initial Tenant's Work to prepare the Demised Premises for Tenant's occupancy), and if in connection with such request Landlord seeks the advice of its attorneys, architect and/or engineer, then Landlord, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Landlord in connection with such request) that Tenant pay the reasonable fee of Landlord's attorneys, architect and/or engineer in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

70. ENTRANCE DOORS: Tenant shall, throughout the term of this Lease, maintain, repair, service and replace when necessary, all doors leading into and out of the Demised Premises and all hardware appurtenant thereto, including, but not limited to, locks, hinges, silencers, door stops, door jams, door closets, latchsets, flashbulbs, door frames, thresholds and door knobs. Landlord shall have no liability or obligation whatsoever regarding the maintenance, repair, service and replacement of the foregoing.

71. FINANCING REQUIREMENTS: If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay or defer its consent thereto; provided, however, that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building) or materially adversely affect the Leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or subject to the provisions of this Lease for any assignment or sublease (as long as the standards for the consent of such lender to an assignment or sublease are the same as the standards for Landlord's consent thereto), be deemed to materially adversely affect the Leasehold interest hereby created.

72. WAIVER OF COUNTERCLAIM: Except for a so-called "compulsory" counterclaim, Tenant hereby waives the right to interpose any offset or counterclaim in any action or proceeding brought by the Landlord against the Tenant, or to enjoin any such action or proceeding brought by the Landlord against the Tenant and the Tenant further waives the right to consolidate with, or try together in any such action or proceeding so instituted by the Landlord, any action or proceeding then pending or thereafter instituted by the Tenant against the Landlord.

73. PERMITS AND FEES: Tenant covenants and agrees that, upon request of Landlord, it shall, within ten (10) days from the date of the request, furnish Landlord with an up-to-date copy of any permit or license required by any authority having jurisdiction therein for Tenant to conduct business at the Demised Premises.

74. FORCE MAJEURE: Except for the payment of Minimum Rent and Additional Rent, neither party shall be deemed in default in the performance of any obligation or undertaking provided herein in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, act or failure to act of either party which causes either party to be delayed in the performance of any such obligation or undertaking, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the performing party.

75. ATTORNMENT: At the option of Landlord or any successor landlord or holder of any mortgage affecting the Demised Premises, Tenant agrees that neither the cancellation nor termination of any ground or underlying Lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting the Demised Premises, nor the institution of any suit, actions, summary or other proceeding against Landlord or any successor landlord, or any foreclosure proceedings brought by the holder of any such mortgage to recover possession of the Demised Premises, shall by operation of law or otherwise result in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of Landlord, successor landlord or mortgagee, Tenant covenants and agrees to attorn to the Landlord or to any successor the Landlord's interest in the Demised Premises, or to the mortgagee or to the purchaser of the mortgaged premises in foreclosure.

76. SORTING AND SEPARATION OF REFUSE AND TRASH:

     Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may at Landlord's option, be removed from the Demised Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash which is not separated and sorted as required by law and to require Tenant to arrange for such collection, at Tenant's sole cost and expense utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this article, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.

77. ASSIGNMENT, SUBLETTING, MORTGAGING. A. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises or any part thereof to be used by others without Landlord's consent. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting nor shall any such consent by Landlord serve to relieve or release Tenant from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

     B. Upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (w) the name of the proposed assignee or subtenant; (x) the terms and conditions of the proposed assignment or subletting; (y) the nature and character of the business and credit of the proposed assignee or subtenant; (z) current financial statements, banking references and any other references and information reasonably requested by the Landlord. Landlord's consent to any such proposed assignment or subletting shall not be unreasonably withheld or unduly delayed, provided, however, that Landlord may withhold consent thereto if in the exercise of its sole reasonable judgment it determines that:

         (i) The financial condition and general reputation of the proposed assignee or subtenant are not consistent with the extent of the obligation undertaken by the proposed assignment or sublease or with the character and reputation of the Building.

         (ii) The proposed use of the Demised Premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by the Lease or with the dignity and character of the Building (but the foregoing shall not be deemed to enlarge the purposes for which the Demised Premises are permitted to be used as set forth in this Lease).


         (iii) The nature of the occupancy of the proposed assignee or subtenant will cause an excessive density of employees or traffic or make excessive demands on the Building's services or facilities or in any other way will lessen the dignity or character of the Building.

         (iv) The Tenant proposes to assign or sublet to one who, at the time, is a tenant or occupant of the Building, or a subsidiary, division or affiliate of any such tenant or occupant of the Building, or to one with whom Landlord or its agents are actively negotiating for space in the Building, or to one who, at the time, is a tenant or occupant of premises in any other building then owned or managed by Landlord or its affiliates.

         (v) The Tenant advertises the availability of all or a portion of the Demised Premises at a rental rate less than the rental rate Landlord is then asking for other space in the Building.


     C. Further, and as a condition of Landlord's consent to any assignment or subletting:

         (i) Tenant at the time of requesting Landlord's consent shall not be in default under this Lease;

         (ii) Each assignee of this Lease shall assume in writing all of the terms, covenants and conditions of this Lease on the part of Tenant hereunder to be performed and observed from and after the effective date of such assignment;

         (iii) An original or duplicate original of the instrument of assignment and assumption or of the sublease agreement shall be delivered to Landlord within (5) days following the making thereof;

         (iv) Any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease;

         (v) Landlord may bill and Tenant shall pay all charges estimated by Landlord to be due through the date of assignment (without relieving Tenant or its assignee of the obligation to pay any balance due when the actual charges are computed);

         (vi) Any portion of the Demised Premises to be sublet shall have a configuration which does not adversely impact on the remainder of the Demised Premises and has direct access to the public corridor on the floor;

         (vii) In the event that this Lease shall be terminated, then, at Landlord's option sublessee shall attorn to Landlord pursuant to the then executory terms and conditions of this sublease, except that Landlord shall not
(1) be liable for any previous act or omission of Tenant under such sublease,
(2) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (3) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's fixed rent or any additional rent then due.

            If Tenant shall duly comply with all of the foregoing then, as aforesaid, Landlord shall not unreasonably withhold its consent to such assignment or subletting.

            Notwithstanding anything contained in this Article to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to assign this Lease, or sublet all or a part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of Five Hundred ($500.00) Dollars representing Landlord's administrative costs and expenses in processing each of Tenant's requests.

     D. It is agreed that if Landlord shall consent to such assignment or subletting, and Tenant thereupon assigns this Lease or sublets all or any portion of the Demised Premises, then and in that event Tenant shall pay to Landlord, as Additional Rent, (i) in the event of an assignment an amount equal to one-half of the amount of all monies received by Tenant in excess of the Minimum Rent and additional rent payable by Tenant pursuant to this Lease for the corresponding period of such assignment less one-half of Tenant's reasonable expenses incurred in connection with such assignment including, but not limited to, any commercially reasonable brokerage fees, advertising and alteration costs, and attorney's fees; and (ii) in the event of a subletting one-half of the amount, if any, by which the Minimum Rent and Additional Rent payable by the sublessee to Tenant shall exceed the Minimum Rent plus Additional Rent allocable to that part of the Demised Premises affected by such sublease, pursuant to the provisions of this Lease plus one-half of the amounts, if any, payable by such sublessee to Tenant pursuant to any side agreement as consideration (partial or otherwise) for Tenant making such subletting less one-half of Tenant's reasonable expenses incurred in connection with such subletting, including but not limited to, any commercially reasonable brokerage fees, advertising and alteration costs and attorneys fees. Such Additional Rent payments shall be made monthly within five (5) days after receipt of the same by Tenant or within five
(5) days after Tenant is credited with the same by the assignee or sublessee. At the time of submitting the proposed assignment or lease sublease to Landlord, Tenant shall certify to Landlord in writing or not the assignee or sublessee has agreed to pay any monies to Tenant in consideration of the making of the assignment or sublease other than as specified and set forth in such instruments, and if so Tenant shall certify the amounts and time of payment thereof in reasonable detail.

     E. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by

Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected (which may be treated by Landlord as rent or as use and occupancy) to the Minimum Rent and Additional Rent herein reserved but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed an acceptance of the assignee, subtenant or occupant as a tenant, nor a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

     F. Each permitted assignee shall assume and be deemed to have assumed this Lease from and after the effective date of such assignment and shall be and remain liable jointly and severally with Tenant for the payment of the Minimum Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease and any renewals and modifications hereof. No assignment shall be binding on Landlord unless, as hereinbefore provided, such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and occupancy of the Demised Premises or any portion thereof, to which Landlord shall not have expressly consented in writing shall be deemed null and void and of no force or effect.

     G. Tenant agrees that notwithstanding any subletting or assignment permitted by Landlord, no other or further assignment of this Lease or subletting of all or any part of the Demised Premises by Tenant or any person or entity claiming through or under Tenant (except as provided in subparagraphs (B) or (J) herein) shall or will be made except upon compliance with and subject to the provisions of this Article.

     H. No acceptance or rent by Landlord from a third party shall constitute a consent to any assignment or subletting.

     I. In lieu of consenting to any subletting or assignment as detailed above, the Landlord shall have the option to cancel the term of this Lease by giving Tenant written notice of its intention to do so within twenty (20) days after Landlord's receipt of Tenant's request for consent to an assignment of this Lease or a subletting of all or substantially all of the Demised Premises, in a single subletting or the aggregate of multiple sublettings and such other reasonable information regarding the financial condition of such assignee or sublessee, in which event such cancellation shall become effective on the effective date of such proposed subletting or assignment, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the term of this Lease. Anything contained herein to the contrary, notwithstanding, if Tenant shall have expended at least $250,000.00 in Permanent Building Improvements (as defined in Article 82 hereof) prior to October 1, 1999, Landlord shall waive its option to cancel contained herein.

     J. Anything contained herein to the contrary notwithstanding, Tenant, without being subject to Landlord's option to cancel provided for in subparagraph (I) hereof, or the splitting of profits as contained in subparagraph (D) hereof shall have the right to assign this Lease or sublet all or any part of the Demised Premises, to any parent company subsidiaries or a subsidiary of a parent of Tenant or any entity into or with which Tenant is merged or consolidated or the purchaser of all or substantially all of Tenant's assets subject however to Tenant's compliance with paragrpah C hereof, upon which occurring Landlord shall give its consent to such assignment or subletting.

78. This Lease shall be construed and enforced in accordance with the laws of the State of New York.

79. RETURN OF SECURITY

Tenant agrees that at all times through September 31, 2004, it shall have six
(6) months Minimum Rent and electricity charges on deposit with Landlord as security. On October 1, 2004, provided that the Tenant is not in default under any of its obligations under this Lease, and Tenant shall not have exercised its option contained in Article 84 hereof, Tenant shall be entitled to a return of security so as to leave, with respect to the eleventh floor portion of the Demised Premises an equivalent of four (4) months of the then Minimum Rent and electricity charges on deposit with Landlord as security. Thereafter, Tenant agrees that at all times it will have on deposit with the Landlord not less than four (4) months of Minimum Rent and electricity charges as security deposit pursuant to Paragraph
32. It is specifically understood and agreed that on or before the date of any increase in Minimum Rent after October 1, 2004, the Tenant will deposit with the Landlord additional security so that at all times it shall have four (4) months of Minimum Rent on deposit with Landlord as security. This additional security deposit shall be due and subject to all terms and conditions as if it were Additional Rent.

80. RENT CREDIT: Provided the Tenant is not in default under any of the terms, covenants and conditions of this Lease at the time the rent credit is due, Tenant shall be given six (6) monthly rent credits of $13,333.33 each to be applied to the second, third, fourth, fifth, sixth and seventh monthly installments of rent. Tenant shall use the Demised Premises and be subject to all other terms and conditions of this Lease, including, but not limited to, the obligation to pay for any and all electric current utilized in or furnished to the Demised Premises during such period.

81. AIR CONDITIONING

     (A) Tenant shall be permitted to use the air conditioning system presently contained in the Demised Premises. Tenant covenants and agrees to maintain the air-conditioning system in good and proper working conditions at all times during the term of this Lease at Tenant's sole cost and expense and Tenant further covenants and agrees to furnish and maintain at all times during the term of this Lease an air conditioning contract with a reputable air conditioning maintenance contractor reasonably acceptable to the Landlord. Title to such air conditioning system shall be and continue to remain with Landlord at all times. Tenant covenants and agrees to pay for any and all water and electricity required in connection with such air-conditioning system.

     (B) Notwithstanding anything herein contained, except for maintenance or repair necessitated by the willful acts or negligence of Tenant, its agents, employees or contractors, Landlord agrees to maintain the air conditioning units located in the eleventh (11th) floor portion of the Demised Premises for one year. Thereafter, Tenant shall be responsible for all costs to operate, maintain and repair said units. In the event said units need to be replaced, or a major repair is required, the Landlord shall contribute a maximum of $10,000.00 to replace or repair said units.


82. NON-DISTURBANCE AGREEMENT:

     (A) Provided Tenant shall have expended at least $250,000.00 on "Permanent Building Improvements" (as hereinafter defined) in the Demised Premises prior to October 1, 1999, Landlord agrees to obtain a "non-disturbance agreement from the currently existing mortgagee of the Building, and any future mortgagee of the Building, to the effect that, provided Tenant is not in default of any of the terms, covenants, or provisions of this Lease, after having received written notice thereof, beyond any applicable grace period, Tenant will not be named as a defendant in any foreclosure action or proceeding which may be instituted by such mortgagee or any trustee under any deed of trust, nor will Tenant be evicted from the Demised Premises by reason of any default under the currently existing mortgage or any future mortgage. If any such mortgagee shall succeed to the position of Landlord under the Lease, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and Tenant shall promptly execute and deliver an attornment agreement upon the request of such mortgagee, in form reasonably satisfactory to the attorneys for such mortgagee. It is understood and agreed that no mortgagee shall be:

     (i) liable for any previous act or omission of any prior landlord under this Lease;

     (ii) subject to any offsets or defenses which Tenant shall have against any prior landlord under this Lease;

     (iii) bound by any amendment or modification of this Lease made without such mortgagee's prior written consent; or

     (iv) obligated to repair, replace, rebuild or restore the Demised Premises in the event of any damage or destruction beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by such mortgages.

     (B) Any and all expenses in connection with obtaining each such non-disturbance agreement shall be borne by Tenant, and shall be due and payable as Additional Rent, promptly upon receipt of a statement therefor.

     (C) "Permanent Building Improvements" shall mean flooring, lighting, painting, distribution of air conditioning, dry wall partitioning and other dry wall work, ceiling, carpeting, carpentry, electrical work, cabling, plumbing and work of a similar nature, but specifically excluding, without limitation, Tenant's equipment, decorations, furniture and furnishings, so-called "soft" costs such as architect's and engineer's designers, and other professional fees and the costs of obtaining permits and approvals.

     (D) Prior to November 1, 1999, Tenant shall submit paid bills or canceled checks to Landlord establishing the sums expended by Tenant on Permanent Building Improvements.

     (E) Landlord shall likewise give Tenant non-disturbance protection from any superior lessor.

83. LETTER OF CREDIT IN LIEU OF SECURITY:

     A. At Tenant's election, in lieu of the security deposit required herein, Tenant, at anytime simultaneously with, or following the execution of this Lease, may deliver to Landlord an irrevocable Letter of Credit running in favor of Landlord by a bank under the supervision of the Superintendent of Banks of the State of New York or a National Bank, in said sum. The Letter of Credit shall be irrevocable for the entire term of this Lease.

     B. The form and terms of the Letter of Credit shall be acceptable to Landlord and shall provide in effect that upon the occurrence of any event of default by Tenant under this Lease which shall continue after the expiration of the applicable period of grace provided for in this Lease, the bank shall honor the Letter of Credit and pay to Landlord the amount due to Landlord by reason of Tenant's default, upon presentation of the Letter of Credit, together with a statement verified by Landlord that the Tenant is in default under this Lease after the expiration of the applicable period of grace, and specifying the amount due to Landlord by reason thereof. The Letter of Credit will further provide that it will be honored by the bank upon the delivery of such verified statement by Landlord without inquiry as to its accuracy and regardless of whether Tenant disputes the contents of such statements.

     If as a result of any such application of all or any part of such security the amount secured by the Letter of Credit shall be less than the amount required pursuant to the terms of this Lease, Tenant shall forthwith provide Landlord with additional Letter(s) of Credit in an amount equal to the deficiency.

     In the event of a transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Letter of Credit to the transferee and Landlord shall, without any further agreement between the parties, thereupon be released by Tenant from all liability therefore. The provisions hereof shall apply to every transfer or assignment made of the said Letter to a new Landlord. Tenant further covenants that it will not assign or encumber said Letter of Credit or any part thereof and that neither Landlord nor its successor or assigns shall be bound by any such assignment or attempted encumbrance.

     C. If, notwithstanding anything the contrary hereinabove, the Letter of Credit expires earlier than the expiration of the term of this Lease, Landlord will accept a one-year renewal thereof, (such renewal to be in effect not later than thirty (30) days prior to the expiration thereof) irrevocable to the end of the term of the Letter of Credit upon the same terms as the expiring Letter of Credit. However, (i) if the Letter of Credit is not timely renewed; (ii) or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Article, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Article, shall deposit with Landlord cash security in the amounts to be held and applied by Landlord as provided in this Article, and subject to all of the terms and conditions as set forth in
Article 32 hereof, failing which Landlord may present such Letter of Credit to the bank, in accordance with the terms of this Article, and the entire sum secured thereby shall be paid to Landlord, to be held as cash security as provided in this Article and Article 32.

84. TENANT'S ONE TIME RIGHT TO CANCEL LEASE: Subject to the provisions of subparagraph F of Article 100, provided the Tenant is not in default of any of the terms, conditions or covenants of this Lease beyond the expiration of any applicable grace or notice periods, Tenant shall have a one time right to cancel this Lease effective as of September 30, 2004. Said notice is to be received by Landlord no later than January 31, 2004, by certified mail, return receipt requested, or by nationally recognized over-night courier, time being of the essence. Simultaneously with the giving of such notice by Tenant, Tenant shall pay Landlord, in certified funds, an amount equal to the sum of $40,000.00 plus an amount equal to three monthly installments of Minimum Rent then payable under the Lease. In the event Tenant fails to notfiy the Landlord or make payment by said date, Tenant shall have no cancellation rights whatsoever. Furthermore, with such notice Tenant shall pay Landlord the final monthly installment of Minimum Rent and electricity charges as due under this Lease. The Tenant shall have no other cancellation rights whatsoever except as specifically detailed in this clause.

85. OCCUPANCY

     (A) Supplementing Article 15 hereof, Landlord agrees that in the event a violation is imposed upon Tenant by any Federal, State, City, Municipal or Local Government, Department, Commission, Board, Agency or other governmental authority by reason of Tenant's use of the Demised Premises for the purposes permitted pursuant to Article 2 hereof, Tenant shall immediately notify Landlord of said violation and Landlord shall be responsible to pay the fine or penalty connected therewith and Landlord, at its option and at its sole cost and expense, shall take such steps as Landlord reasonably deems necessary to remove or correct such violation, provided Landlord may defer compliance with any law, order, rule, regulation, or directive alleged to have been violated for as long as Landlord shall in good faith be contesting the validity or applicability thereof. Notwithstanding the fact that Landlord may be contesting such violation, it is further expressly understood and agreed that if the certificate of occupancy covering Demised Premises (the "C/O") does not permit the use of the Demised Premises for the purposes permitted pursuant to Article 2 hereof and, (i) Tenant is prohibited by law from using the Demised Premises for the purposes permitted pursuant to Article 2 hereof and physically prevented from using the Demised Premises by governmental authority, (ii) the New York City Buildings Department (the "Buildings Department") raises an objection in connection with Tenant's filing of plans for the initial construction to the effect that the C/O does not permit the uses specified in Article 2 hereof, or
(iii) the Buildings Department refuses to issue any required permit or consent in connection with such work solely because the C/O does not permit the uses specified in Article 2 hereof, then in the case of any of the foregoing (i),
(ii) or (iii) Tenant may elect to have the term of this Lease cease and expire on a date (the "Termination Date") which shall be set forth in Tenant's notice to Landlord, which Termination Date shall not be less than ten (10) days nor more than forty-five (45) days from the date of such notice. Upon the giving of such notice, the term of this Lease shall cease and expire on the Termination Date with the same force and effect as if the Termination Date was the date originally provided in this Lease as the expiration date of the term hereof and Landlord shall return to Tenant the first monthly installment of Minimum Rent paid by Tenant upon execution of this Lease. Except as otherwise provided in this Lease, Tenant shall surrender full and complete vacant possession of the Demised Premises to Landlord on or before the Termination Date, broom-clean in good order and condition, free and clear of all leases, tenancies and rights of occupancy of anyone claiming by or through Tenant, reasonable wear and tear and damage by the elements excepted. In addition to Tenant's termination right stated above, in the event that it is finally judicially determined by a court of competent jurisdiction (without further judicial appeal), that Tenant cannot use and occupy the Demised Premises for the purposes permitted pursuant to
Article 2 hereof and Tenant is physically prevented from using the Demised Premises by governmental authority, then either Tenant or Landlord may elect to have the term of this Lease cease and expire on a date which shall be set forth in a notice to the other party, which date shall not be less than ten (10) days nor more than forty-five (45) days from the date of such notice. Upon the giving of such notice, the term of this Lease shall cease and expire on the date specified in such notice with the same force and effect as if such date were originally provided in this Lease as the expiration date of the term hereof. Except as otherwise provided in this Lease, Tenant shall surrender full and complete vacant possession of the Demised Premises to Landlord on or before the Termination Date, broom-clean in good order and condition, free and clear of all leases, tenancies and rights of occupancy of anyone claiming by or through Tenant, reasonable wear and tear and damage by the elements excepted.


     (B) Notwithstanding the foregoing, Tenant shall not have a right to terminate this Lease as aforesaid by reason of any violations of laws resulting from Tenant's manner of use of the Demised Premises (as opposed to violations which may result from Tenant's mere use of the Demised Premises for the purposes permitted pursuant to Article 2.

     (C) Notwithstanding anything contained herein to the contrary, Tenant's remedies permitted under this Article 85 shall be limited to the termination rights referred to above and shall not include a right to sue for damages.

86. RIDER CONTROLS: To the extent that any provision in this rider conflicts with printed provisions on the Standard Form of Lease to which this rider is attached the provisions of this rider shall prevail.

87. ALTERATIONS: Owner agrees that no plans or specifications need to be submitted for purely decorative alterations and that except as otherwise provided in Article 44 hereof, Owner's approval of all other non-structural alterations which do not affect the Building's plumbing, electrical, HVAC or mechanical systems, and the plans and specifications therefor will not be unreasonably withheld or delayed.

88. COMPLIANCE WITH LAW: Owner represents and warrants that, to the best of the Owner's knowledge, on the date hereof, the Demised Premises is in compliance with all applicable laws.

89. ASBESTOS: Owner represents and warrants that, to the best of the Owner's knowledge, the Demised Premises are free of any asbestos and asbestos-containing material. If at any time during the term it shall become apparent that this representation was inaccurate in any respect, Owner shall be responsible for compliance with law with respect to such material.

90. SUPPLEMENT TO ARTICLE 9: In the event of a fire or casualty affecting all or a portion of the Demised Premises occurring during the last year of the term of this Lease (whether by scheduled maturity or exercise of the cancellation option of Article 84), Tenant shall have the right to cancel this Lease on thirty (30) days notice to Owner and upon the giving of such notice and the expiration of such period, this Lease and the term shall end and expire as fully and completely as if such date were the date originally set forth herein for the end of this Lease and expiration of the term.

91. LANDLORD'S FIRE AND CASUALTY INSURANCE: Owner agrees that it will maintain fire and casualty insurance in an all risk form on the Building of which the Demised Premises form a part for its full insurable value, which insurance will permit the release and waiver of subrogation provided for in this Lease.

92. ACCESS: Owner agrees to provide access to the Demised Premises seven (7) days a week and 24 hours a day.

93. SIGNS: Owner agrees that will not unreasonably withhold or delay its consent to any sign containing Tenant's name on the entrance to the Demised Premises.

94. RULES AND REGULATIONS: Owner agrees that will not enforce the rules and regulations applying to the Building of which the Demised Premises form a part in a discriminatory manner.

95. SUPPLEMENT TO ARTICLE 46: Owner agrees that any change in the method of taxation of real estate and any new or additional taxes to be included within the term "Taxes" for purposes of Article 46 of this Lease will only be deemed to be "in substitution for a real estate tax" and, therefore, deemed to be part of "Taxes" if such change or new or additional tax only applied to the Owners of real property. Owner represents and warrants to Tenant that, as of the date hereof, the land and the Building of which the Demised Premises form a part do not enjoy any tax abatement or tax incentive.

96. SUPPLEMENT TO ARTICLE 20: Supplementing Article 20 of this Lease, Owner agrees that no such changes or alterations will materially adversely affect ingress or egress to or from the Demised Premises nor materially impair services being provided to the Demised Premises.

97. DEFAULT: The term "default" or "event of default" and words of similar import shall mean a failure to perform beyond the applicable grace or cure period therefor.

98. LEGAL FEES: The parties agree that the successful party in any legal proceedings between the parties hereto, as so determined in any such proceeding, shall be entitled to recover legal fees from the other party.

99. DEMOLITION REIMBURSEMENT: Landlord shall reimburse Tenant for the costs of demolition incurred by Tenant in the eleventh (11th) floor portion of the Demised Premises, in an amount not to exceed $5,000.00. If Tenant elects to add the seventh (7th) floor of the Building to the Demised Premises in accordance with the provisions of Article 100 hereof, Landlord shall reimburse Tenant for costs of demolition incurred by Tenant in the seventh (7th) floor in an amount not to exceed $10,000.00. Each such reimbursement shall be made by Landlord within thirty (30) days of Landlord's receipt of cancelled checks or paid receipts reflecting Tenant's payment for such demolition.

100. TENANT'S OPTION TO ADD ADDITIONAL SPACE:

     (A) Provided Tenant is not then in default of any of the terms, conditions, or provisions of this Lease, Tenant, by notice given to Landlord on or before August 31, 1999, may elect to add the entire rentable portion of the seventh
(7th) floor of the Building (the "Additional Space") to the Demised Premises effective as of January 1, 2000.

     (B) In the event Tenant timely elects to add the Additional Space to the Demised Premises, effective as of January 1, 2000, the following amendments to the Lease shall automatically occur:

     (i) The term "Demised Premises" as used in this Lease shall be deemed to mean the entire rentable portions of the seventh (7th) and eleventh (11th) floors of the Building.

     (ii) The Minimum Rent payable hereunder shall be increased to the following amounts:

     (a)   $320,000.00 per annum ($26,666.67 per month) from January 1, 2000 to and including September 30, 2000;

     (b) $329,600 per annum ($27,466.67 per month) from October 1, 2000 to and including September 30, 2001;

     (c)   $339,488.00 per annum ($28,290.67 per month) from October 1, 2001 to and including September 30, 2002;

     (d)   $349,672.64 per annum ($29,139.39 per month) from October 1, 2002 to and including September 30, 2003;

     (e)   $360,162.82 per annum ($30,013.57 per month) from October 1, 2003 to and including September 30, 2004;

     (f)   $390,967.70 per annum ($32,580.64 per month) from October 1, 2004 to and including September 30, 2005;

     (g)   $402,696.74 per annum ($33,558.06 per month) from October 1, 2005 to and including September 30, 2006;

     (h)   $414,777.64 per annum ($34,564.80 per month) from October 1, 2006 to and including September 30, 2007;

     (i)   $427,220.96 per annum ($35,601.75 per month) from October 1, 2007 to and including September 30, 2008; and

     (j)   $440,037.60 per annum ($36,669.80 per month) from October 1, 2008 to and including September 30, 2009;

     (iii) Tenant's Share as defined in paragraph 41 (c) hereof shall be deemed to mean ten percent (10.0%).

     (C) Simultaneously upon exercising its option to add the Additional Space, Tenant shall pay to Landlord by certified check the first monthly installment of Minimum Rent and estimated electricity charges and Tenant shall deposit with Landlord additional security so that the total security pursuant to this Lease shall be $240,000.00, which security shall be increased (subject to the next succeeding sentence) upon any increase in Minimum Rent so that at all times it will have on deposit with the Landlord not less than nine (9) months of Minimum Rent and electricity charges, in cash or a letter of credit pursuant to the terms of this Lease. If Tenant shall not be in default of any of the terms, covenants, conditions or provisions of this Lease, on October 1, 2004, Landlord shall return such security to Tenant, so that the total security deposit then being held by Landlord shall be an amount equal to six monthly installments of Minimum Rent and electricity charges then payable by Tenant, or if Tenant shall have furnished a letter of credit for said security, Tenant may submit, and Landlord shall accept, a replacement letter of credit therefor in the sum equal to six (6) months of Minimum Rent and electricity charges. Thereafter, upon any increase in Minimum Rent, Tenant shall post additional security so as at all times it shall have six (6) months of Minimum Rent and electric charges on deposit as security. The foregoing requirements of additional security is in addition to the security requirements of Article 79 hereof.

     (D) Provided Tenant is not in default of any of the terms, covenants, conditions or provisions of this Lease at the time the following rent credits are due, Tenant shall be given four (4) monthly rent credits of $13,333.33 each to be applied against the monthly installments of Minimum Rent due for February, March, April and May, 2000.

     (E) If Tenant shall elect to add the Additional Space to the Demised Premises, Landlord shall reimburse Tenant for Tenant's demolition work in the Additional Space in an amount not to exceed $10,000.00. Landlord shall make such reimbursement payment within thirty (30) days of Landlord's receipt of said invoices or cancelled checks evidencing Tenant's payment for demolition work in the Additional Space. Tenant shall take the Additional Space vacant, free of tenancies and occupancies and in its "as is" condition in all respects, and Landlord shall not be required to perform any repairs, alterations, improvements or additions to the Additional Space for Tenant's initial occupancy.

     (F) Upon Tenant's exercise of its option to add the Additional Space to the Demised Premises, the provisions of Article 84 hereof shall be deemed null and void and of no force or effect.

101. SUPPLEMENTING ARTICLE 3: Anything contained in Article 3 to the contrary notwithstanding, to the extent Tenant's installations in the Demised Premises are commercially reasonable typical office installations, same may remain upon and be surrendered with the Demised Premises upon the expiration or sooner termination of the term of this Lease. To the extent Tenant's installation are beyond typical office installations (such as, but not limited to raised flooring, interior staircases, safes or vaults and installations of a similar nature), Landlord may elect to have Tenant remove same upon the expiration or sooner termination of the term of this Lease, and upon such removal, Tenant shall repair and restore the Demised Premises to a substantially similar condition existing prior to such installation. Landlord shall elect to have Tenant remove such installations within thirty (30) days of Landlord's receipt of Tenant's plans and specifications therefor, provided, however, that Tenant notifies Landlord, in bold-face or underlined type, that Landlord's failure to indicate, within thirty (30) days from the date of Landlord's receipt of Tenant's notice, that such installation must be removed by Tenant upon the expiration or sooner termination of the term of this Lease shall be deemed to mean that such installations may remain in the Demised Premises upon the expiration or sooner termination of the term of the Lease.

102. ELECTRICITY: Landlord represents and warrants that there is available for Tenant's use on each of the seventh (7th) and eleventh (11th) floors of the Building, 400 AMPS of electricity (three (3) phases). If Tenant requires greater electric service, it may obtain same and shall pay

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

the direct cost of obtaining same. Tenant shall use an electrical contractor approved by Landlord for such work, which approval shall be at Landlord's discretion.

103. Tenant agrees to post $8,000.00 per floor as security deposit for Tenant's electric usage. This security is in addition to any other security required under this Lease. Annually, the Landlord shall review the tenant's electric usage and shall adjust this electric security deposit so that Tenant has six months of electric billings on deposit with the Landlord as security for Tenant's electric charges. In the event additional security is required, Tenant agrees to post additional security as required upon said review of Tenant's electric usage. In the event less security is required upon review of Tenant's electric usage, Landlord shall promptly refund said amounts.

              IN WITNESS WHEREOF, the parties have hereunto set their hands and seals (or in the case of a corporation, have had their proper corporate officers execute this as of the date first above written.

                                             LANDLORD:

                                             PENNBUS REALTIES, INC.



                                             By: [illegible]
                                                --------------------------------
                                                Vice President

                                             TENANT:

                                             FORMAN INTERACTIVE CORP.



                                             By: [illegible]
                                                --------------------------------
                                                President




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